UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2025

ZoomInfo Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39310	87-3037521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Broadway Street, Suite 900, Vancouver, Washington 98660
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 914-1220

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐ Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐ Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GTM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05    Costs Associated with Exit or Disposal Activities.
On June 9, 2025, ZoomInfo Technologies Inc. (the “Company”) announced a reduction in workforce (the “Plan”) to support the Company’s broader efforts to move upmarket and support durable and efficient growth. The Plan includes a reduction of current employees by approximately 6% in the second quarter of 2025.
The Company estimates the aggregate costs associated with the Plan to be approximately $4 million to $5 million, primarily consisting of severance payments, employee benefits, and related costs. The actions associated with the Plan are expected to be substantially complete during the second quarter of 2025, subject to local law and consultation requirements.
The Company expects approximately $28 million of annual run-rate operating expense savings as a result of the Plan and related actions taken by the Company, with the estimated fiscal year 2025 savings associated with the Plan contemplated in the 2025 financial guidance the Company issued on May 12, 2025. With the execution of the contemplated restructuring plan, the Company intends to exclude the restructuring charges of approximately $4 million to $5 million in connection with the Plan from its non-GAAP financial measures.
The estimated costs and operating expense savings associated with the Plan, and the timing thereof, are subject to a number of assumptions, including local law requirements in various jurisdictions, and actual amounts may differ materially from estimates. In addition, the Company may incur other charges not currently contemplated due to unanticipated events that may occur, including in connection with the implementation of the Plan.
Item 7.01    Regulation FD Disclosure.
On June 9, 2025, the Company’s Chief Executive Officer, Henry Schuck, sent an email to employees about the Plan, a copy of which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K (the “Current Report”) and incorporated herein by reference.
In addition, the Company reiterates its financial guidance provided as part of the Company’s first quarter 2025 financial results on May 12, 2025 with respect to the second quarter of 2025 and its full-year 2025 Revenue, Non-GAAP Adjusted Operating Income, Non-GAAP Adjusted Net Income per share, and Non-GAAP Unlevered Free Cash Flow.
The foregoing information set forth under Section 7.01 of this Current Report (including the above referenced Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements
This Current Report includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts made herein are forward-looking. In some cases, you can identify these forward-looking statements by the use of words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “goal”, “intend”, “may”, “might”, “objective”, “outlook”, “plan”, “potential”, “predict”, “projection”, “seek”, “should”, “target”, “trend”, “will”, “would” or the negative version of these words or other comparable words. Any statements in this Current Report regarding (i) the Company’s future financial results, including, but not limited to, Revenue, Non-GAAP Adjusted Operating Income, Non-GAAP Adjusted Net Income per share and Non-GAAP Unlevered Free Cash Flow and (ii) the Company’s Plan, including, but not limited to, the anticipated costs, operating expense savings, restructuring charges and execution timeline in connection therewith, are forward looking statements.
We have based our forward-looking statements on beliefs and assumptions based on information available to us at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may, and often do, vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements. Certain risks and uncertainties that could cause our actual results and operations to differ significantly from management’s expectations are described in Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in any of our Quarterly Reports on Form 10-Q filed hereinafter. Each forward-looking statement herein speaks only as of the date of this Current Report, and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.
Item 9.01    Financial Statements and Exhibits.
The following Exhibit 99.1 is furnished pursuant to Item 7.01 of this Current Report.
(d)     Exhibits.

Exhibit No.	Description
99.1	Email to employees
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZoomInfo Technologies Inc.
Date: June 9, 2025
By:     /s/ M. Graham O'Brien
Name:  M. Graham O'Brien
Title:   Interim Chief Financial Officer